                                                                  EXHIBIT 10.49

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), executed on March 9th, 1999 but effective as of April 1, 1999 (the "Effective Date"), is between Agents Processing Systems, Inc., a Texas corporation ("Seller"), GAINSCO, Inc., parent company of Seller ("GAINSCO"), and Insurance Business Solutions Incorporated, a Colorado corporation ("Purchaser").

                             W I T N E S S E T H :

         WHEREAS, Seller desires to sell certain of the assets and transfer certain of the liabilities of Seller related to Seller's business, and Purchaser desires to purchase certain of the assets and assume certain of the liabilities of Seller;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) "Assets" shall mean, with respect to Seller, all of the assets listed on Exhibit A hereto.

         (b) "Assumed Liabilities" shall mean all of Seller's obligations under the Contracts.

         (c) "Closing" shall mean the closing of the transactions contemplated herein, which shall occur on the Effective Date.

         (d) "Contracts" shall mean the customer base contracts listed on Exhibit B hereto.

         (e) "Employees" shall mean those persons listed on Exhibit C hereto.



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         (f)      "Year 2000 Ready" shall mean that software is able to perform date-sensitive functions prior to and after December 31, 1999. ARTICLE II

                               PURCHASE AND SALE

         SECTION 2.1 PURCHASE AND SALE OF ASSETS. Subject to and upon the terms and conditions contained herein, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims and encumbrances, and Purchaser shall purchase, accept and acquire from Seller, the Assets, and Purchaser shall assume the Assumed Liabilities. Purchaser shall acquire no interest in any other property of Seller other than the Assets.

         SECTION 2.2 CONSIDERATION. As consideration for the Assets, Purchaser shall (i) pay $25,000 in cash to Seller at the Closing, (ii) agree to assume the Assumed Liabilities, and (iii) take the actions contemplated in Section 2.4 and in Article VI hereof.

         SECTION 2.3 NO ASSUMPTION. Except for the Assumed Liabilities, Purchaser shall not assume or agree to pay, perform or discharge any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise.

         SECTION 2.4 EMPLOYMENT AND RELATED AGREEMENTS. Purchaser shall offer employment on an at-will basis to the Employees, in each case at the salary set forth opposite such person's name on Exhibit C hereto. Purchaser shall offer the Employees benefits which are consistent with those listed on Exhibit C hereto. In the event Purchaser elects to terminate the employment of any Employee prior to the first anniversary of the Effective Date for any reason other than for cause, Purchaser shall provide Employee with a severance package to the terminated Employee that is at least as favorable as that described on Exhibit D hereto. Purchaser shall reimburse Seller an amount equal to one half of any severance payment, not to exceed the amount set forth on Exhibit D hereto, for one employee of Seller not being offered employment by Purchaser, with such payment to be made not more than 30 days following Purchaser's receipt of an invoice from Seller for Purchaser's share of the severance amount. Purchaser shall maintain an office in the area of Fort Worth, Texas for at least one year following the Closing and shall not require any Employee to relocate to an office more than 30 miles from the existing office of Seller as a condition to continuing employment with Purchaser. For a period of two years after the first anniversary of the Closing, in the event Purchaser decides that economic factors make it no longer feasible to maintain an office in Fort Worth, Texas, Purchaser shall give both Seller and then current Employees not less than 90 days' prior written notice of its intention to close the Fort Worth office. Seller shall not, for a period of five years following the Closing, solicit any Employee for employment with Seller or its affiliates.

         SECTION 2.5 INSURANCE. At Closing and for a period of three years after Closing, Purchaser will maintain in full force and effect an Errors and Omissions ("E&O") insurance policy with an insurance carrier (or carriers) rated A- or better by A.M. Best. Purchaser shall name


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GAINSCO, and its subsidiaries as additional insureds under the policy during this period. The policy shall require at least 30 days notice of cancellation or material change to GAINSCO. Purchaser will provide evidence of such insurance at or before Closing and evidence of subsequent policy renewals during the two year period following the Closing.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER AND GAINSCO

         Each of Seller and GAINSCO, jointly and severally, represents and warrants that the following are true and correct as of the date hereof:

         SECTION 3.1 ORGANIZATION AND GOOD STANDING; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 3.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Seller and GAINSCO of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller and GAINSCO. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Seller and GAINSCO and constitute legal, valid and binding obligations of Seller, enforceable against Seller and GAINSCO in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller and GAINSCO or any agreement, indenture or other instrument under which Seller and GAINSCO is bound or to which any of the Assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller and GAINSCO or the Assets.

         SECTION 3.4 CONSENTS. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller and GAINSCO.

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         SECTION 3.5 ASSETS. Upon consummation of the transactions contemplated hereby, Purchaser shall receive the Assets free and clear of all security interests, liens and encumbrances. Except as set forth in Sections 3.5 and 3.6, all Assets are being conveyed on an AS IS, WHERE IS basis, with no representations and warranties being made with respect thereto.

         SECTION 3.6 YEAR 2000 READINESS. Seller warrants that at the Closing, Seller owns all right, title and interest to all software included in the Assets and such software does not infringe upon any proprietary or other intellectual property rights of any third person. To the best of Seller's knowledge, all software contained in the Assets is Year 2000 Ready.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.


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         SECTION 4.4 CONSENTS. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

                                   ARTICLE V

                               CLOSING DELIVERIES

         SECTION 5.1 DELIVERIES OF SELLER. At the Closing, Seller is delivering to Purchaser the following:

         (a) a Bill of Sale conveying the Assets that are personal property to Purchaser;

         (b) an Assignment and Assumption Agreement with respect to the Contracts in the form attached as Annex I hereto (the "Assignment and Assumption Agreement"); and

         (c) such other instrument or instruments of transfer as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to vest in Purchaser good and indefeasible title to the Assets.

         SECTION 5.2 DELIVERIES OF PURCHASER. At the Closing, Purchaser is delivering to Seller the following:

         (a)      $25,000 in cash; and

         (b)      the Assignment and Assumption Agreement.

         SECTION 5.3 FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to
(i) vest in Purchaser good and indefeasible title to Assets that are personal property, (ii) transfer to Purchaser all licenses and permits included in the Assets and (iii) evidence assignment of the Contracts to Purchaser and assumption of the related Assumed Liabilities by Purchaser.


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                                   ARTICLE VI

                            POST-CLOSING OBLIGATIONS

         SECTION 6.1 WINDOWS PRODUCT. Following the Closing, Purchaser shall offer to customers of Seller, i.e. those who are parties to the Contracts ("Customers"), a Windows-based managing general agency software product (the "MGA Product"), based on pricing outlined in Section 6.3, which MGA Product shall contain the features set forth on Exhibit E hereto. Such offer shall be made no later than the first anniversary of the Effective Date and shall remain open to customers of Seller at least until the fifth anniversary of the Effective Date.

         SECTION 6.2 LICENSE OF MGA PRODUCT. Purchaser shall grant to GAINSCO five (5) right to use licenses to use the MGA Product, with no license fees, in perpetuity, pursuant to license agreements as used by Purchaser with respect to other licensees of Purchaser's products. These right to use licenses shall be fully assignable and transferable to GAINSCO's agents who are not Customers. The licenses will include Purchaser's General Agency Accounting System, Work Item Tracking System, Direct Installment Billing Module, Claims Tracking Module, Premium Finance Module, and Policy Issuance Interface Module. Maintenance fees associated with the relevant product, at Purchaser's then-applicable rates, will commence upon order and installation of each individual license.

         SECTION 6.3 SALE OF MGA PRODUCT. In addition to preferred pricing to be offered to Customers by Purchaser throughout Purchaser's product line, Purchaser shall allow Customers to purchase the MGA Product at a fixed price of $12,500 for the duration of the DOS support period set forth in Section 6.5 below. The MGA Product shall consist of a right to use license for Purchaser's Access-based General Agency Accounting System, including General Ledger and Accounts Payable Modules. Purchaser shall offer to such Customers a migration path from their existing software to the MGA Product. Other modules and services shall be provided at a preferred customer discount rate.

         SECTION 6.4 SALE OF MGA PRODUCT TO GAINSCO AGENTS. Purchaser shall allow those agents of affiliates of GAINSCO who are not Customers to purchase the MGA Product consistent with the discount schedule set forth on Exhibit F hereto.

         SECTION 6.5 SUPPORT. Purchaser shall provide support services with respect to Seller's DOS-based product being purchased as part of the Assets (the "DOS Product") for a period of three years following the Effective Date, which support services shall be substantially similar in quality in all respects to the standard of support services provided by Purchaser to its other customers. The parties agree and acknowledge that such support services shall not include any duty to provide upgrades with respect to the DOS Product; including but not limited to enhancing the DOS Product to perform in a client operating environment beyond Microsoft Windows 98 and a network operating environment beyond Novell NetWare 4.11.

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         SECTION 6.6 MAINTENANCE FEES. Beginning with the year 2000 and ending on the third anniversary of the Effective Date, Purchaser shall not increase the maintenance fees for the DOS Product charged to Customers by more than 10% per year, it being understood that no increase will occur during 1999.

         SECTION 6.7 NON-SOLICITATION OF POLICYHOLDERS AND MGA'S. Purchaser shall not, for a period of five years after the Effective Date, either directly or indirectly, (i) solicit any policyholder of any affiliate of GAINSCO, to cancel, amend, or otherwise change any existing policy in favor of another insurer or (ii) solicit any managing general agent of any affiliate of GAINSCO to discontinue or otherwise terminate that status as a managing general agent.

         SECTION 6.8 NON-COMPETITION. Seller and GAINSCO will not, for a period of five years following the Effective Date, engage in the business of development and marketing of software to managing general agents.

         SECTION 6.9 DEVELOPMENT OF EDI. Purchaser will undertake a development project on behalf of GAINSCO to develop an Electronic Data Interface ("EDI") between the Purchaser's MGA Product and internal insurance systems operated by and for affiliates of GAINSCO. Purchaser will provide $100,000 worth of services for this EDI project, based on its customary rates and of a quality equal or better than the quality of services Purchaser provides to its other service customers, at no charge to GAINSCO. Such services shall be performed pursuant to a work order to be mutually agreed upon by GAINSCO and Purchaser.

         SECTION 6.10 RECEIPT OF PAYMENTS. To the extent that Seller or GAINSCO, on the one side, or Purchaser receives payment with respect to any account receivable of the other party, the receiving party will promptly forward such payment to the other party.

         SECTION 6.11 ADVISORY REPRESENTATIVE. GAINSCO shall have the right to designate a person to meet with Purchaser, and Purchaser shall meet with such person not less than quarterly, to discuss the obligations of Purchaser under this Article VI. In addition, such designee of GAINSCO shall be appointed to the customer advisor committee or similar body maintained by Purchaser with regard to customer relations.

                                  ARTICLE VII

                                INDEMNIFICATION

         SECTION 7.1 INDEMNIFICATION BY SELLER AND GAINSCO. Subject to the terms and conditions of this Article, Seller and GAINSCO, jointly and severally, agree to indemnify, defend and hold Purchaser and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages,


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attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from:

         (a) a breach of any representation, warranty or covenant of Seller contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby;

         (b) any product liability or breach of warranty claims relating to products sold by Seller prior to or on the Effective Date, and all general liability claims arising out of or relating to occurrences of any nature relating to Seller's business prior to the Effective Date, whether any such claims are asserted prior to, on or after the Effective Date;

         (c) any tax filing or return or payment made, or position taken, by Seller that any governmental authority challenges and that results in an assertion of Damages against Purchaser; or

         (d) any liability related to Seller that has not been expressly assumed by Purchaser.

         SECTION 7.2 INDEMNIFICATION BY PURCHASER. Subject to the terms and conditions of this Article, Purchaser hereby agrees to indemnify, defend and hold Seller and GAINSCO and their directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from:

         (a) a breach by Purchaser of any representation, warranty or covenant of Purchaser contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; or

         (b) the failure of Purchaser to pay, perform and discharge when due any of the Assumed Liabilities.

         SECTION 7.3 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of Seller and GAINSCO and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 7.1 and 7.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and

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expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified, and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

         (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

         (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         SECTION 7.4 WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.


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

         SECTION 7.5 DISPUTE RESOLUTION. To the extent that disputes arise between the parties regarding compliance with any of the terms of this Agreement, the parties agree to work together in good faith to resolve such disputes.

         SECTION 7.6 COSTS, EXPENSES AND LEGAL FEES. Each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that another party breached any of the terms of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1 AMENDMENT AND ASSIGNMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the other party.

         SECTION 8.2 PARTIES IN INTEREST; THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder except for Employees, Customers and agents of affiliates of GAINSCO, who shall be express third party beneficiaries of the provisions regarding them set forth herein.

         SECTION 8.3 ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 8.4 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its

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terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 8.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         SECTION 8.6 NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Purchaser:       Insurance Business Solutions Incorporated
                                3443 S. Galena, Suite 110
                                Denver, Colorado 80231
                                Attn: Rich Hurley

         If to Seller           c/o GAINSCO, Inc.
         or GAINSCO:            500 Commerce Street
                                Ft. Worth, Texas 76102-5439
                                Attn: Richard Buxton

         with a copy to:        Byron F. Egan, Esq.
                                Jackson Walker L.L.P.
                                901 Main Street, Suite 6000
                                Dallas, Texas 75202-3797

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 8.7 SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 8.6 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.



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
In witness whereof, the parties have executed this Agreement as of the date first written above.

                                               PURCHASER

                                               INSURANCE BUSINESS SOLUTIONS
                                               INCORPORATED


                                               By:    /s/ Richard W. Hurley
                                               Its:   President


                                               SELLER

                                               AGENTS PROCESSING SYSTEMS, INC.


                                               By:    /s/ Richard A. Laabs
                                               Its:   Vice President


                                               GAINSCO

                                               GAINSCO, INC.


                                               By:    /s/ Glenn W. Anderson
                                               Its:   President and CEO



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
                                    ANNEX I

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (this "Agreement") is made and entered into as of April 1, 1999 by and between Agents Processing Systems, Inc., a Texas corporation ("Assignor") and Insurance Business Solutions Incorporated, a Colorado corporation ("Assignee").

                                    RECITALS

         WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated to be effective of even date herewith among them and GAINSCO, Inc. (the "Purchase Agreement"), pursuant to which, among other things, Assignor is to assign to Assignee its rights to, and Assignee is to assume Assignor's obligations under, the Contracts (as such term is defined in the Purchase Agreement); and

         WHEREAS, Assignor desires to assign all of its right, title and interest with respect to, and its obligations under, the Contracts to Assignee, and Assignee desires to accept and assume all of Assignor's rights and obligations thereunder.

         NOW, THEREFORE, in consideration of the following mutual promises and covenants, the parties agree as follows:

                  1. On and as of the date hereof, Assignor assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in, and all of Assignor's obligations under, the Contracts.

                  2. From and after the date hereof, Assignee assumes all of Assignor's obligations under the Contracts and agrees to fully and faithfully observe and perform each of the covenants and conditions set forth therein to be observed or performed by Assignor without alteration or modification.

                  3. The Contracts remain in full force and effect according to their terms and references to Assignor contained in the Contracts are deemed to refer to Assignee.

                  4. The validity, performance and enforcement of this Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Texas applicable to agreements fully executed, delivered and performed there.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.

                                          AGENTS PROCESSING SYSTEMS, INC.


                                          By:
                                               -------------------------------
                                          Its:
                                               -------------------------------


                                          INSURANCE BUSINESS SOLUTIONS
                                          INCORPORATED


                                          By:
                                               -------------------------------
                                          Its:
                                               -------------------------------


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